                                                                                                                                                                                              Exhibit 16.1

March 4, 2022

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Commissioners:

We have read the statements made by Generations Bancorp NY, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Generations Bancorp NY, Inc. dated March 4, 2022.
We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,

BKD, LLP